UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
___________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

November 8, 2005
Date of Report (Date of earliest event reported)

Millennium Cell Inc.
(Exact name of Registrant as specified in its charter)

Delaware	000-31083	22-3726792
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1 Industrial Way West
Eatontown, New Jersey 07724
(Address of principal executive offices)

(732) 542-4000
(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02. Unregistered Sales of Equity Securities.

On November 8, 2005, Millennium Cell Inc. ("the Company") issued an amended and restated convertible debenture (each, a “New Debenture”) to each of three institutional investors (the “Investors”) as consideration for the Investors’ agreement (i) to surrender their secured convertible debentures, maturing on November 8, 2005, that they had purchased from an unaffiliated third party on September 30, 2005 (the “Original Debentures”) and (ii) to cancel the standby bank letters of credit that secured the Original Debentures. The principal amendments to the Original Debentures as reflected in the New Debentures consist of the following:

•	the letter of credit securing the Original Debentures was cancelled;
•	the initial conversion price was reduced from $4.25 to $2.25;
•	the maturity date was extended from November 8, 2005 until September 30, 2007;
•	the New Debentures bear interest at the rate of 6% per annum on the outstanding and unconverted principal amount; and
•
the Company has the right to adjust the conversion price of $300,000 principal amount of the New Debentures (subject to adjustment upward upon the agreement of the parties) to equal the lowest of (i) the initial conversion price, (ii) 93% of the volume weighted average trading price per share (“VWAP”) of the Company’s common stock for the five consecutive trading days immediately prior to the exercise date, and (iii) the closing sale price of the Company’s common stock on the exercise date.

In addition, each New Debenture may be converted by the holder thereof into a number of shares of the Company’s common stock based on the initial conversion price. The Company may force the conversion of all or a portion of the New Debentures (ratably among the Investors based on the outstanding principal amount of each New Debenture) into a number of shares of the Company’s common stock based on the initial conversion price, if the VWAP of the Company’s common stock for any five consecutive trading days is equal to or greater than 135% of the initial conversion price and certain other equity conditions are met.

The terms of the New Debentures are set forth in their entirety in the form of Convertible Debenture due on September 30, 2007 attached hereto.

The New Debentures were issued by the Company to existing security holders exclusively where no commission or other remuneration is paid or given directly or indirectly for soliciting such exchange. The issuance of the New Debentures was made in reliance upon the exemption from registration provided in Section 3(a)(9) of the Securities Act of 1933, as amended.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits.

4.1	Form of Convertible Debenture due on September 30, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Millennium Cell Inc.

By: /s/ John D. Giolli
Name: John D. Giolli, CPA
                        Title: Chief Financial Officer and Corporate Secretary

Date: November 14, 2005